Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Fusion Fuel Green Limited on Form F-4 of our report dated August 12, 2020, which includes an explanatory paragraph as to Fusion Fuel Green Limited’s ability to continue as a going concern, with respect to our audit of the financial statements of Fusion Fuel Green Limited as of June 30, 2020 and for the period from April 3, 2020 (inception) to June 30, 2020 and our report dated August 12, 2020, which includes an explanatory paragraph as to Fusion Welcome – Fuel, S.A.’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Fusion Welcome – Fuel, S.A. as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and the period from July 26, 2018 (inception) to December 31, 2018, which reports appear in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ Marcum llp

Marcum llp

Houston, Texas

August 12, 2020